Exhibit 99.1

AUDITED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2023 AND 2022

Coastal Pines Group
Index to Combined Financial Statements

Page(s)

Independent Auditors Report	1-2

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Shareholders’ Deficit	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7 - 19

Independent Auditor’s Report

To the Board of Directors and Shareholders of

Coastal Pines Group

Report on the Audit of the Combined Financial Statements

Opinion

We have audited the combined financial statements of Coastal Pines Group (the “Company”), which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2023 and 2022, and the combined results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency of $13,554,840 and shareholders’ deficit of $12,351,058 at December 31, 2023 and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Matsuura

Costa Mesa, California

July 12, 2024

Coastal Pines Group
Combined Balance Sheets
As of December 31, 2023 and 2022

	2023	2022
ASSETS

Current Assets:
Cash	$1,312,231	$712,768
Prepaid Expenses and Other Current Assets	230,748	259,556
Inventory	425,111	549,525

Total Current Assets	1,968,090	1,521,849

Operating Lease Right-of-Use Assets, Net	1,016,265	1,295,629
Related Party Advances	226,663	150,018
Property and Equipment, Net	588,688	1,124,564
Deferred Tax Assets	238,314	165,235

TOTAL ASSETS	$4,038,020	$4,257,295

LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$4,657,595	$4,137,817
Other Current Liabilities	2,098,850	2,098,850
Income Taxes Payable	7,901,339	6,906,792
Current Portion of Operating Lease Liabilities	319,903	279,365
Current Portion of Notes Payable	376,181	558,363
Related Party Advances	169,062	187,812

Total Current Liabilities	15,522,930	14,168,999

Operating Lease Liabilities, Net of Current Portion	798,187	1,118,089
Notes Payable, Net of Current Portion	67,961	-

TOTAL LIABILITIES	16,389,078	15,287,088

COMMITMENTS AND CONTINGENCIES (NOTE 11)

SHAREHOLDERS’ DEFICIT:
Additional Paid-In Capital	222,447	222,447
Accumulated Deficit	(12,573,505)	(11,252,240)

TOTAL SHAREHOLDERS' DEFICIT	(12,351,058)	(11,029,793)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$4,038,020	$4,257,295

The accompanying notes are an integral part of these combined financial statements.

Coastal Pines Group
Combined Statements of Operations
For the Years Ended December 31, 2023 and 2022

	2023	2022

Revenues, Net	$13,610,873	$15,771,121
Cost of Goods Sold	6,934,120	8,795,632

Gross Profit	6,676,753	6,975,489

Expenses:
General and Administrative	6,597,511	7,627,078

Income (Loss) from Operations	79,242	(651,589)

Other Expense (Income):
Interest Expense	50,695	69,376
Other Income	(865)	-

Total Other Expense, Net	49,830	69,376

Income (Loss) Before Provision for Income Taxes	29,412	(720,965)
Provision for Income Taxes	1,350,677	1,489,065

Net Loss	$(1,321,265)	$(2,210,030)

The accompanying notes are an integral part of these combined financial statements.

Coastal Pines Group
Combined Statements of Changes in Shareholders’ Deficit
For the Years Ended December 31, 2023 and 2022

	Common	Additional Paid-In	Accumulated	Total Shareholders'
	Stock	Capital	Deficit	Deficit

BALANCE AS OF JANUARY 1, 2022	25,500,000	$222,200	$(9,019,146)	$(8,796,946)

Net Loss	-	-	(2,210,030)	(2,210,030)

Contributions	-	247	-	247
Distributions	-	-	(23,064)	(23,064)

BALANCE AS OF DECEMBER 31, 2022	25,500,000	222,447	(11,252,240)	(11,029,793)

Net Loss	-	-	(1,321,265)	(1,321,265)

BALANCE AS OF DECEMBER 31, 2023	25,500,000	$222,447	$(12,573,505)	$(12,351,058)

The accompanying notes are an integral part of these combined financial statements.

Coastal Pines Group
Combined Statements of Cash Flows
For the Years Ended December 31, 2023 and 2022

	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,321,265)	$(2,210,030)
Adjustments to Reconcile Net Loss to Net Cash Provided By (Used In) Operating Activities:
Deferred Tax (Recovery) Expense	(73,079)	3,759
Non-Cash Operating Lease Costs	491,289	470,073
Depreciation and Amortization	545,628	633,193
Changes in Operating Assets and Liabilities:
Prepaid Expenses and Other Current Assets	28,808	(13,590)
Inventory	124,414	353,582
Accounts Payable and Accrued Liabilities	519,778	1,019,155
Cash Payments - Operating Lease Liabilities	(491,289)	(463,742)
Income Taxes Payable	994,547	53,678

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	818,831	(153,922)

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment of Advances to Related Parties	(76,645)	-
Purchases of Property and Equipment	(9,752)	(16,504)

NET CASH USED IN INVESTING ACTIVITIES	(86,397)	(16,504)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Advances from Related Parties	(18,750)	(7,188)
Payments on Notes Payable	(114,221)	(310,911)
Contributions	-	247
Distributions	-	(23,064)

NET CASH USED IN FINANCING ACTIVITIES	(132,971)	(340,916)

NET INCREASE (DECREASE) IN CASH	599,463	(511,342)
Cash, Beginning of Year	712,768	1,224,110

CASH, END OF YEAR	$1,312,231	$712,768

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$50,695	$69,376
Cash Paid for Income Taxes	$356,130	$1,977,979

The accompanying notes are an integral part of these combined financial statements.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

1.	BASIS OF COMBINATION AND NATURE OF OPERATIONS

Coastal Pines Group consists of three California corporations: Safe Accessible Solutions, Inc. (“SAS”), Golden Health and Wellness, Inc. (“GHW”), and Sacramento Commercial Services, Inc. (“SCS”). SAS, GHW, and SCS are collectively referred to as “the Company” throughout these combined financial statements. Each entity in the combined group operates a retail cannabis dispensary in Sacramento, California.

The combined financial statements as of and for the years ended December 31, 2023 and 2022 include the accounts of SAS, GHW, and SCS as the ownership structure of all three entities is identical and therefore considered under common control. Any transactions between the members of the group have been eliminated in combination.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying combined financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

On May 1, 2024, the Company was acquired by Blum Holdings, Inc., refer to “Note 13 – Subsequent Events” for further information on the transaction. As of December 31, 2023, the Company had cash of $1,312,231 and a working capital deficit of $13,554,840. The Company has generated net losses of $1,321,265 and $2,210,030, for the years December 31, 2023 and 2022, respectively, and anticipates that the Company will continue to incur losses until such time as revenues exceed operating costs and taxes. The conditions described above raise substantial doubt with respect to the Company’s ability to meet its obligations for at least one year from the issuance of these combined financial statements, and therefore, to continue as a going concern.

The Company will be required to raise additional funds through its shareholders, additional collaborative relationships or other arrangements until it is able to raise revenues to a point of positive cash flow. The Company is evaluating options to further reduce its cash requirements to operate at a reduced rate. There is no guarantee that it will be able to generate enough revenue or raise capital to support its operations, or if it is able to raise capital, that it will be available to the Company on acceptable terms, on an acceptable schedule, or at all.

There is no assurance that the Company will be able to obtain further funds required for its operations or that additional financing will be available for use when needed. If the Company is not able to obtain the additional financing on a timely basis, it will not be able to meet its other obligations as they become due and the Company will be forced to scale down or perhaps even cease its operations.

The risks and uncertainties surrounding the Company's ability to continue to raise capital and its limited capital resources raise substantial doubt as to the Company's ability to continue as a going concern for twelve months from the issuance of these financial statements.

The accompanying combined financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern. In an effort to achieve liquidity that would be sufficient to meet all of its commitments, the Company has undertaken a number of actions, including minimizing capital expenditures and reducing recurring expenses. However, management believes that even after taking these actions, the Company will not have sufficient liquidity to satisfy all of its future financial obligations. The risks and uncertainties surrounding the ability to raise capital, the limited capital resources, and the weak industry conditions impacting the Company’s business raise substantial doubt as to its ability to continue as a going concern.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of combined financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the combined financial statements and the reported amounts of total net revenue and expenses during the reporting periods. The Company regularly evaluates significant estimates and assumptions related to estimated useful lives, depreciation and amortization of property and equipment, inventory valuation, long-lived asset impairment, fair value of financial instruments, deferred income tax asset valuation allowances, incremental borrowing rates and lease terms applicable to lease contracts. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Employee Retention Tax Credits

On March 27, 2020, the U.S. government enacted the Coronavirus Aid Relief and Security Act (the "CARES Act") to provide certain relief as a result of the COVID-19 pandemic. The CARES Act provides tax relief, along with other stimulus measures, including a provision for an Employee Retention Credit ("ERC"), which allows for employers to claim a refundable tax credit against the employer share of Social Security tax equal to 70% of the qualified wages paid to employees after December 31, 2020 through September 30, 2021. The ERC was designed to encourage businesses to keep employees on the payroll during the COVID-19 pandemic. As there is no authoritative guidance under GAAP on accounting for government assistance to for-profit business entities, the Company accounts for the ERC by analogy to International Accounting Standard, Accounting for Government Grants and Disclosure of Government Assistance ("IAS 20"). The Company filed with the Internal Revenue Service credits totaling $1,102,734. During the year ended December 31, 2023, one retail store received cash deposits of approximately $104,000 from the IRS pertaining to the ERC as the Company did not have an outstanding federal tax liability for ERC application. The cash deposit received is included as a component of accounts payable and accrued liabilities in the combined balance sheets. No such amounts were recognized during the year ended December 31, 2022. The Company has not recognized amounts claimed or cash deposits received and the Company will not recognize the amounts until such time that it has been determined that the Company has reasonable assurance that the credits will be realized.

Cash

Cash is comprised of cash on hand and cash held in reputable financial institutions.

Inventory

Inventory is comprised entirely of finished goods and is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out (“FIFO”) method of accounting. Net realizable value is determined as the estimated selling price in the ordinary course of business less estimated costs to sell. The Company periodically reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods. As of December 31, 2023 and 2022, the Company determined that no reserve was necessary.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation, amortization and impairment losses, if any. Depreciation and amortization is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Finance Lease Assets	Shorter of Lease Term or Economic Life
Furniture and Fixtures	5 Years
Leasehold Improvements	Shorter of Lease Term or Economic Life
Machinery and Equipment	3 – 5 Years
Vehicles	5 Years
Computer Equipment and Software	3 – 5 Years

The assets’ residual values, useful lives and methods of depreciation and amortization are reviewed at each reporting period and adjusted prospectively if appropriate. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the statements of operations in the period the asset is derecognized.

Impairment of Long-Lived Assets

For purposes of the impairment test, long-lived assets such as property and equipment and operating lease right‐of‐use assets are grouped with other assets and liabilities at the lowest level for which identifiable independent cash flows are available (“asset group”) at each dispensary level. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, the impairment test is a two-step approach wherein the recoverability test is performed first to determine whether the long-lived asset is recoverable. The recoverability test (Step 1) compares the carrying amount of the asset to the sum of its future undiscounted cash flows using entity-specific assumptions generated through the asset’s use and eventual disposition. If the carrying amount of the asset is less than the cash flows, the asset is recoverable and an impairment is not recorded. If the carrying amount of the asset is greater than the cash flows, the asset is not recoverable and an impairment loss calculation (Step 2) is required. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The cash flow projection and fair value represents management’s best estimate, using appropriate and customary assumptions, projections and methodologies, at the date of evaluation. The reversal of impairment losses is prohibited. For the years ended December 31, 2023 and 2022, no impairment losses were recorded.

Leased Assets

In accordance with ASU 2016-02, “Leases (Topic 842)” (“ASC 842”), the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current) liabilities in the combined balance sheets.

The Company applies judgment in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company applies judgement in determining the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. All relevant factors that create an economic incentive for it to exercise either the renewal or termination are considered. The Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate. The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the right-of-use asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right of-use asset. Lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. The incremental borrowing rate is determined using estimates which are based on the information available at commencement date and determines the present value of lease payments if the implicit rate is unavailable.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred income taxes are computed by applying enacted laws and currently enacted tax rates to the "temporary" differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheet. Effects of enacted tax law changes on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period in which the law is enacted. Deferred tax assets may be reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows accounting guidance issued by the FASB related to the application of accounting for uncertainty in income taxes. Under this guidance, the Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense in the accompanying combined statement of operations. Accrued interest and penalties are included on the related liability lines in the combined balance sheet.

Revenue Recognition

Revenue is recognized by the Company in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer. Fees collected related to taxes that are required to be remitted to regulatory authorities are recorded as liabilities and are not included as a component of revenues.

Dispensary Revenue

The Company recognizes revenue from the sale of cannabis for a fixed price upon delivery of goods to customers at the point of sale since at this time performance obligations are satisfied. Amounts collected related to taxes that are required to be remitted to regulatory authorities are recorded as liabilities and are not included as a component of revenues.

Cost of Goods Sold

Cost of goods sold includes the costs or expenditures necessary to acquire the physical products, which are to be sold.

General and Administrative Expenses

General and administrative expenses are comprised primarily of personnel costs, including salaries, benefits, professional service costs, including legal, accounting, consulting and other professional fees, and corporate insurance and other facilities costs associated with the Company’s operations.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

The Company expenses advertising costs as incurred. There were $146,442, and $103,642 in advertising costs during the years ended December 31, 2023 and 2022, respectively.

Financial Instruments

Fair Value

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the combined financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments. There have been no transfers between fair value levels during the years ended December 31, 2023 and 2022.

Financial instruments are measured at amortized cost or at fair value. Financial instruments measured at amortized cost consist of accounts payable, accrued liabilities and income taxes payable wherein the carrying value approximates fair value due to its short-term nature. Other financial instruments measured at amortized cost include notes payable and lease liabilities wherein the carrying value at the effective interest rate approximates fair value as the interest rate approximate a market rate for similar instruments offered to the Company.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 280), Improvements to Income Tax Disclosures” (“ASU 2023-09”), which require that business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a certain quantitative threshold. ASU 2023-09 is effective for the Company beginning January 1, 2026 with early adoption permitted. The Company is currently evaluating the effect of adopting this accounting standard.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

3.	CONCENTRATIONS OF BUSINESS AND CREDIT RISK

Concentration Risk

The Company maintains cash at its physical locations, which is not currently insured and cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition and results of operations. As of December 31, 2023 and 2022, there were no amounts over Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund Limits. For the years ended December 31, 2023 and 2022, the Company has not experienced any losses with regards to its cash balances.

Asset Forfeiture Risk

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Tax Risk

Tax risk is the risk of changes in the tax environment that would have a material adverse effect on the Company’s business, results of operations, and financial condition. Currently, state licensed marijuana businesses are assessed a comparatively high effective federal tax rate due to section 280E, which bars businesses from deducting all expenses except their cost of sales when calculating federal tax liability. Any increase in tax levies resulting from additional tax measures may have a further adverse effect on the operations of the Company, while any decrease in such tax levies will be beneficial to future operations. See “Note 10 – Provision for Income Taxes and Deferred Taxes” for the Company’s disclosure of uncertain tax positions.

Regulatory Risk

Regulatory risk pertains to the risk that the Company’s business objectives are contingent, in part, upon the compliance of regulatory requirements. Due to the nature of the industry, the Company recognizes that regulatory requirements are more stringent and punitive in nature. Any delays in obtaining, or failure to obtain regulatory approvals can significantly delay operational and product development and can have a material adverse effect on the Company’s business, results of operation, and financial condition. The Company is cognizant of the advent of regulatory changes occurring in the cannabis industry on the city, state, and national levels. Although regulatory outlook on the cannabis industry has been moving in a positive trend, the Company is aware of the effect that unforeseen regulatory changes could have on the goals and operations of the business as a whole.

4.	RELATED PARTY TRANSACTIONS

Transactions with related parties as of and for the years ended December 31, 2023 and 2022 were as follows:

	2023	2022
Advances to Related Parties

Advances to 3HHG, LLC	$226,663	$150,018

Total Advances to Related Parties	$226,663	$150,018

Advances from Related Parties

Shareholder Advances	$169,062	$187,812

Total Advances from Related Parties	$169,062	$187,812

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

4.	RELATED PARTY TRANSACTIONS (Continued)

3HHG, LLC

In March 2020, SAS, GHW, and SCS entered into Management Services Agreements (“MSA’s”) with a related party, 3HHG, LLC, which was extended through April 30, 2022. The Company entered into a MSA with this related party on January 1, 2023. The Shareholders of the Company have a direct financial interest in 3HHG, LLC. See “Note 13 – Subsequent Events” for further information on the Company’s MSA entered into following the date of these combined financial statements.

In May 2022, the Company entered into a Management Services Agreement with a related party, Operators Only, through December 31, 2022. A Shareholder of the Company has a direct financial interest in Operators Only.

Management services fees paid to 3HHG, LLC and Operators Only amounted to $373,176 and $513,981 for the years ended December 31, 2023 and 2022, respectively. Accounts payable to 3HHG, LLC were $338,032 and $353,032 as of December 31, 2023 and 2022, respectively. Accounts payable to Operators Only was nil and nil as of December 31, 2023 and 2022, respectively.

In addition to management fees, $24,482 and $99,982 of cash was advanced from 3HHG, LLC during the years ended of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $226,663 and $150,018, respectively, was due to the Company from 3HHG LLC. These amounts were due on demand and bore no interest.

Shareholder Advances

A Shareholder of the Company advanced the Company cash to pay for operational expenditures during 2021. The balances of the advances from the Shareholder were $169,062 and $187,812 as of December 31, 2023 and 2022, respectively. These amounts are due on demand and bare no interest.

Shareholder Note Payable

In February 2022, a Shareholder of the Company repaid an outstanding note payable due to an unrelated third party in the amount of $250,000. In February 2022, a $250,000 note payable was issued to the shareholder, maturing in December 2024 and bearing interest of 10 percent per annum. See “Note 8 – Notes Payable” for further information.

5.	PROPERTY AND EQUIPMENT

As of December 31, 2023 and 2022, property and equipment consist of the following:

	2023	2022

Furniture and Fixtures	$241,174	$241,174
Leasehold Improvements	2,529,609	2,529,609
Equipment and Software	28,706	28,706
Vehicles	22,250	12,500

Total Property and Equipment	2,821,739	2,811,989

Less Accumulated Depreciation and Amortization	(2,233,051)	(1,687,425)

Property and Equipment, Net	$588,688	$1,124,564

Depreciation and amortization expense for the years ended December 31, 2023 and 2022 was $545,628 and $633,193, respectively.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

6.	ACCOUNTS PAYABLE, ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

As of December 31, 2023 and 2022, accounts payable and accrued liabilities consist of the following:

	2023	2022

Accounts Payable	$3,088,174	$3,258,334
Accrued Liabilities	1,513,873	861,544
Accrued Payroll Liabilities	55,548	17,939

Total Accounts Payable and Accrued Liabilities	$4,657,595	$4,137,817

Other Current Liabilities

During 2020, the addition of $1,649,632 of leasehold improvements was paid for by an individual that was in negotiations with the existing shareholders to become an equity investor in SAS. In February 2021, the Company entered into a Securities Purchase Agreement to sell 4,500,000 shares of SAS common stock at $0.444 per share for an aggregate value of $2,000,000. The individual paid an additional $449,218. Terms of the Securities Purchase Agreement call for use of the previously funded amount disclosed above as payment of the aggregate value. As of the date of this report, the shares have not been issued and are issuable subject to certain regulatory approvals. Accordingly, the amount paid through December 31, 2023 and 2022, or $2,098,850 and $2,098,850, respectively, is recorded as other current liabilities in the combined balance sheets.

7.	LEASES

The Company leases buildings which it uses for corporate purposes and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the combined balance sheets and are expensed in the combined statements of operations on the straight-line basis over the lease term.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms at its properties that have either been extended or are likely to be extended. The terms used to calculate the ROU assets for these properties include the renewal options that the Company is reasonably certain to exercise.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

7.	LEASES (Continued)

The below are the details of the lease cost and other disclosures regarding the Company’s leases as of December 31, 2023 and 2022:

	2023	2022

Operating Lease Cost:
Amortization of Operating Lease Right-of-Use Assets	$279,364	$249,388
Interest on Lease Liabilities	211,925	220,685
Operating Lease Cost	$491,289	$470,073

Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Operating Cash Flows from Operating Leases	$491,289	$463,742

Weighted-Average Remaining Lease Term (Years) - Operating Leases	3.83	4.83

Weighted-Average Discount Rate - Operating Leases	10.63%	10.63%

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions, or covenants. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Operating Lease Liabilities and Right of Use Assets

The Company leases certain business facilities from related parties and third parties under non-cancellable operating lease agreements that specify minimum rentals. The operating leases require monthly payments ranging from $3,500 to $13,839 and expire through May 2029. Certain lease monthly payments may escalate up to 5.0% each year. In such cases, the variability in lease payments are included within the current and noncurrent operating lease liabilities.

Future minimum operating lease payments under non-cancelable operating leases is as follows:

Years Ending December 31:

2024	$423,562
2025	293,298
2026	196,645
2027	202,544
Thereafter	296,613

Total Future Minimum Lease Payments	1,412,662

Total Amount Representing Interest	(294,572)

Total Amount Representing Present Value	1,118,090

Less: Current Portion of Operating Lease Liabilities	(319,903)

Operating Lease Liabilities, Net of Current Portion	$798,187

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

8.	NOTES PAYABLE

As of December 31, 2023 and 2022, notes payable consist of the following:

	2023	2022

Note payable restated in January 2023, due to a former owner of the Company, maturing in June 2025 and bearing interest at 10 percent per annum.	$194,142	$308,363

Note payable issued in February 2022, due to a related party, maturing in December 2024, bearing interest at 10 percent per annum.	250,000	250,000

Total Notes Payable	444,142	558,363

Less: Current Portion of Notes Payable	(376,181)	(558,363)

Notes Payable, Net of Current Portion	$67,961	$-

Scheduled maturities of notes payable are as follows:

Years Ending December 31:	Principal Payments

2024	$376,181
2025	67,961

Total Future Minimum Principal Payments	$444,142

9.	SHAREHOLDERS’ EQUITY

SAS, GHW and SCS each have authorized common stock limits of 10,000,000 shares. As of December 31, 2023 and 2022, SAS had 5,500,000 common stock issued and outstanding, GHW and SCS each had 10,000,000 common stock issued and outstanding. Additionally, the Company has no share-based equity plans, stock options, or stock warrants outstanding.

During the year ended December 31, 2020, SCS agreed to repurchase shares from a minority shareholder. The shares were reallocated to the remaining shareholders of SCS pro-rata. SCS originally agreed to pay $1,000,000 note payable to the minority shareholder which accrued interest at 10 percent per annum and matured in August 2023. During December 2022, the note was refinanced and now bears interest at 10 percent per annum and matures in June 2025, see “Note 8 – Notes Payable” above.

10.	PROVISION FOR INCOME TAXES AND DEFERRED TAXES

Provision for income taxes consists of the following for the years ended December 31, 2023 and 2022:

	2023	2022
Current:
Federal	$1,402,118	$1,464,853
State	-	20,453

Total Current	1,402,118	1,485,306

Deferred:
State	(51,441)	3,759

Total Deferred	(51,441)	3,759

Total Provision for Income Taxes	$1,350,677	$1,489,065

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

10.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

As of December 31, 2023 and 2022, the components of deferred tax assets were as follows:

The reconciliation between the effective tax rate on income and the statutory tax rate is as follows for the years ended December 31, 2023 and 2022:

	2023	2022

Deferred Tax Assets:
Net Operating Losses	$112,962	$131,496
Accrued Expenses	220,610	157,017
Leases	15,063	8,218
Valuation Allowance	(110,321)	(131,496)

Total Deferred Tax Assets	$238,314	$165,235

	2023	2022

Computed Expected Tax Expense	$6,177	$(151,403)
State Taxes and Fees	(43,514)	(107,283)
IRS Section 280E disallowance	1,395,942	1,616,255
Increase in Valuation Allowance	(7,928)	131,496
Reported Income Tax Expense	$1,350,677	$1,489,065

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E (“Section 280E”) for U.S. federal income tax purposes under which the Company is only allowed to deduct expenditures to acquire physical product which is to be sold. This results in permanent differences between ordinary and necessary business expenses deemed nonallowable under Section 280E, and the Company deducts all operating expenses on its state tax returns.

As of December 31, 2023 and 2022, the Company has accrued approximately $1,376,000 and $838,000, respectively, in interest and penalties for late payments on its income taxes. The accrued amounts are included as a component of accounts payable and accrued liabilities in the combined balance sheets.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company’s evaluation of tax positions was performed for those tax years which remain open to for audit. The Company may from time to time, be assessed interest or penalties by the taxing authorities, although any such assessments historically have been minimal and immaterial to the Company’s combined financial results. In the event the Company is assessed for interest and/or penalties, such amounts will be classified as a component of general and administrative expense in the combined financial statements.

As of December 31, 2023, the federal tax returns since 2020 and state tax returns since 2019 are still subject to adjustment upon audit. FWC is undergoing a tax audit for taxable years 2012 to 2014. No other tax returns are currently being examined by any taxing authorities. As of December 31, 2023 and 2022, the Company has uncertain tax positions that relate to the Company’s previously filed tax returns. SAS, GHW and SCS are current with all federal and state tax liabilities according to the income tax returns filed with the required authorities and all income tax liabilities recorded in the financial statements are the result of accruals for federal taxes related to uncertain tax positions. Managements position is to not amend the previously filed tax returns in which the Company may incur penalties.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

10.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The following table summarizes the activity related to our uncertain tax positions:

	Tax	Interest	Penalties
Balance as of December 31, 2021	$6,853,114	$529,637	$58,849
Additions for Tax Positions of the Current Year	686,146	224,962	24,996
Reductions for Tax Positions of Prior Years for:
Changes Based on Facts and Circumstances	(632,468)	-	-
Balance as of December 31, 2022	6,906,792	754,599	83,845
Additions for Tax Positions of the Current Year	729,179	483,232	53,692
Additions for Tax Positions of Prior Years	265,368	-	-
Balance as of December 31, 2023	$7,901,339	$1,237,831	$137,537

11.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of December 31, 2023 and through the date these combined financial statements were available to be issued, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2023, there were no pending or threatening lawsuits that could be reasonably assessed to have resulted in a probable loss to the Company in an amount that can be reasonably estimated. As such, no accrual has been made in the combined financial statements relating to claims and litigations. As of December 31, 2023, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

License Agreements

The Company has a license and support agreements with Lemonnade, LLC and Cookies Creative Consulting & Promotions, LLC (each respectively, the “Licensor”). The license and support agreements are non-exclusive and limited to the right to develop and operate Cookies and Lemonnade branded retail stores to sell its licensed products. These retail stores require each store to maintain at least 50 percent of its shelf space Licensor branded products. The term of the license and support agreement at 15 years with automatic 5 year extensions unless terminated as provided in the agreements. The Company is required to pay license fees representing 3 to 5 percent, as agreed upon in each agreement, of net sales of Licensor branded products, given that such monthly or annual sales hurdles are met as defined in each agreement. The license and support agreement also provides for an option for the Licensor to purchase the retail location for which the agreements exist one year after the effective date of the agreement through the date the agreement is terminated.

12.	SEGMENTED INFORMATION

The Company currently operates in one segment, the retail sale of cannabis products, which is how the Company’s Chief Operating Decision Maker manages the business and makes operating decisions.

Coastal Pines Group
Notes to Combined Financial Statements
For the Years Ended December 31, 2023 and 2022

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 12, 2024, which is the date these combined financial statements were issued, and has concluded that the following subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes to the combined financial statements.

Binding Letter of Intent

On February 9, 2024, the Company entered into a binding letter of intent with Blum Holdings, Inc., pursuant to which Blum Holdings, Inc. and the Company intend to enter into a Stock Sale and Purchase Agreement in which the Blum Holdings, Inc. will acquire 100% of the common stock of Operators Only Corp., and Operators Only Corp. will acquire 100% of the common stock of the Company (“Operators Only LOI”). At closing, Target Shareholders shall receive an aggregate of $9.7 million in consideration for the Targets as follows: (i) secured promissory notes in the aggregate principal amount of approximately $1.9 million to be paid in monthly installments of approximately $55,600 per month over 34 to 42 months (the "Notes"); and (ii) the issuance of 1,835,330 shares of common stock of Blum Holdings, Inc. The Notes may be converted into common stock of Blum Holdings, Inc. at the transaction valuation, on terms to be agreed-upon.

On May 1, 2024, the Company entered into an amended and restated binding letter of intent (the “Amended LOI”) with Blum Holdings, Inc. which amended and restated the Operators Only LOI in its entirety. Pursuant to the Amended LOI, Blum Holdings, Inc. and the stockholders of SAS shall enter into a Stock Sale and Purchase Agreement in which Blum Acquisition, a newly formed wholly-owned subsidiary of Blum Holdings, Inc, will acquire 100% of the common stock of SAS. Upon the closing of the transaction, SAS shall become a wholly-owned subsidiary of Blum Acquisition. At closing, Blum Holdings, Inc. will pay an aggregate of $1,671,451 in consideration as follows: (i) a secured promissory note in the aggregate principal amount of $1,000,071 to be paid in monthly installments of approximately $23,811 per month over 42 months (the "Note"); and (ii) the issuance of 945,605 shares of common stock of the Company. The Note may be converted into common stock of Blum Holdings, Inc. at the transaction valuation, on terms to be agreed-upon.

Management Services Agreements

On May 1, 2024, Blum Holdings, Inc., through its wholly-owned subsidiary BLMH Management Services, Inc. (“BLMH”), executed a management services agreement with SAS (the "Management Services Agreement") pursuant to which Blum Holdings, Inc. through its subsidiary, BLMH, shall manage the operations of the SAS at the premises located at 1716 J St, Sacramento, California 95811 (the "Cookies Sacramento Dispensary"). As consideration for such services, Blum Holdings, Inc. shall receive a management fee of 100% of the economic benefit of SAS. In accordance with the Management Services Agreement, Blum Holdings, Inc. will have controlling financial interest over the business of SAS that will allow Blum Holdings, Inc. to include the financial results of SAS in its combined financial statements.

On May 1, 2024, Blum Holdings, Inc. through its wholly-owned subsidiary Blum Management Holdings, Inc. (“Blum Management”), executed an advisory and consulting engagement letter (the "Advisory and Consulting Agreement") with Coastal Pine Holdings, Inc. ("Coastal") pursuant to which Blum Management shall provide advisory and consulting services and related business support to Coastal. Coastal is a holding company involved in the management of FWC and GHW. As compensation for such services, Blum Holdings, Inc. shall receive a monthly fee of $75,000. The initial term of the Agreement shall begin on the effective date through April 26, 2025 and the term shall continue thereafter for successive annual periods until terminated by Blum Management. The Agreement includes a deposit of Blum Management to purchase Coastal in exchange for the issuance to the shareholders of Coastal a promissory note in the amount of $940,974 and 889,725 shares of Blum Holdings, Inc.’s common stock of which 496,712 shares of Blum Holdings, Inc.’s common stock were transferred upon execution of the Agreement and 393,013 shares of Blum Holdings, Inc.’s common stock shall be transferred on the 12-month anniversary of the date of the Agreement. The accounting treatment for the Advisory and Consulting Agreement has not been completed as of the date these combined financial statements were issued.